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                                                                   EXHIBIT 10.10

                          FORM OF EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of this 26th day of December, 1992, between STORAGE DIMENSIONS, INC., a Delaware corporation formerly known as SDI Acquisition Corporation (hereinafter called the "Employer"), and __________ of __________, California (hereinafter called the "Employee").

                                   WITNESSETH:

         WHEREAS, pursuant to the terms of the Stock Purchase and Asset Acquisition Agreement dated as of December 4, 1992 (the "Acquisition Agreement") among the Employer, the Employee and certain other persons, the Employer is acquiring the business operations and assets of Storage Dimensions, Inc., a California corporation ("SDI"); and

         WHEREAS, the Employee has been an executive of SDI and is intimately familiar with its business operations; and

         WHEREAS, the Employer desires to employ the Employee as an executive officer and the Employee desires to accept such employment;

         NOW, THEREFORE, in consideration of the premises, the covenants contained herein, and other good and valuable consideration, the Employer and the Employee hereby agree as follows:

                                    ARTICLE 1

                             EMPLOYMENT OF EMPLOYEE

         1.1 Employment and Term. The Employer hereby employs the Employee, and the Employee hereby accepts employment with the Employer, upon the terms and conditions hereinafter set forth for the period commencing on December 29, 1992 and terminating on the 31st day of December, 1995 (such period, as extended or reduced pursuant hereto, being referred to herein as the "Term"), unless earlier terminated pursuant to the provisions of Article 6.

         1.2 Position and Location. The Employee is employed to be and serve as the ____________________ of the Employer and shall work at 1656 McCarthy Boulevard, Milpitas, California or at such other location as may be agreed by the Employee and the Board of Directors (the "Board") of the Employer.

                                    ARTICLE 2

                               DUTIES OF EMPLOYEE

         2.1 Primary Duty. The primary duty of the Employee shall be to serve as the ____________________ of the Employer, and to carry out the duties of such office as provided in the By-Laws of the Employer. The Employee shall devote his full productive time, ability and attention, and his best efforts, to the business of the Employer.
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                                    ARTICLE 3

                            COMPENSATION AND BENEFITS

         3.1 Base Compensation. As base compensation for his services to be rendered under this Agreement, the Employee shall receive the same annual salary as he is receiving on the date hereof as an employee of SDI, and shall be eligible to receive merit increases on terms consistent with those under which such increases have in the past been granted to him by SDI.

         3.2 Additional Compensation. As additional compensation for services to be rendered, the Employee shall be entitled to the following:

             (a) Management Bonus Plan. Employee shall be entitled to cash bonuses under and subject to the terms of Employer's Management Bonus Plan, a copy of which is attached hereto as Exhibit A.

             (b) Stock Options. Employee will be granted a nonstatutory option to purchase up to ______ shares of Employer's Common Stock at an exercise price of $0.05 per share. The option will vest over a four year period, will have a ten year term and shares issuable upon exercise of the option will not be subject to a right of repurchase.

             (c) Other Plans. Employee will participate in Employer's Profit Sharing Plan and any additional employee benefit plans which may be adopted by Employer, as determined by the Board, as each such plan may be amended from time to time by the Employer in its sole discretion.

         3.3 Medical, Hospital and Other Benefits. The Employer agrees to provide to the Employee substantially the same medical, hospital and other benefits as are provided to him by SDI on the date hereof.


                                    ARTICLE 4

                             COVENANT NOT TO COMPETE

         4.1 Noncompetition Agreement.

             (a) During the term of employment provided in Section 1.1 and any extension or renewal hereof, Employee will be a full-time employee of the Company. During such period, Employee will not, without the express written consent of Employer:

                 (i) work as an employee, consultant, owner, part-owner,
             shareholder, partner, director, officer, trustee or agent of any business, whether or not competitive with Employer or any subsidiary thereof (provided that Employee may invest in less

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                  than 5% of the outstanding shares of an enterprise whose
                  shares are publicly traded); or

                           (ii) invest in any new or ongoing business or venture
                  which investment would require Employee's active involvement in such business or venture.

                  (b) In addition, for so long as Employee continues to be engaged by Employer or any subsidiary thereof as an employee or a consultant and for a period of not less than one (1) year and not more than two (2) years (as selected by Employer within fifteen (15) days following the date of termination of employment) after Employee ceases to be so engaged, but not longer than the period during which Employer or any subsidiary thereof makes severance payments to Employee pursuant to Section 5.3(a), Employee will not, without the express written consent of Employer, directly or indirectly engage, participate or invest in or assist, as owner, part owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization other than Employer whose activities or products are competitive with activities or products of Employer or any subsidiary thereof in which activities Employee shall have participated or as to which products Employee shall have had responsibility either in their development, marketing or otherwise, provided that Employee may make passive investments in a competitive enterprise the shares of which are publicly traded if Employee's investment constitutes less than 5% of the outstanding shares of such enterprise. The foregoing agreement not to compete shall apply in any and all cities and counties of each state of the United States of America in which the activities of Employer or any subsidiary thereof shall have been conducted, or the products of any of them sold, on or before the date upon which Employee's employment by Employer or any subsidiary thereof ceases.

         4.2 No Interference. During the period in which the noncompetition agreement set forth in Section 4.1 is in effect, the Employee shall not, whether for his own account or for the account of any other individual, corporation, partnership, firm, joint venture, sole proprietorship or other entity (other than the Employer), intentionally solicit, endeavor to entice away from the Employer, or otherwise interfere with the relationship of the Employer with, any person who is employed or retained in any capacity by the Employer (including, but not limited to, any independent sales representative or organization), or any person or entity who is, or was within the then most recent twelve-month period, a customer or client of the Employer.

         4.3 Secrecy. The Employee agrees to execute and be bound by the terms of the Proprietary Information Agreement of the Employer (the "Proprietary Information Agreement"), a form of which is attached hereto as Exhibit B. Any breach of the Proprietary Information Agreement shall be deemed to be a breach of the provisions of this Article 4.

         4.4 Injunctive Relief. Without limiting the remedies available to the Employer, the Employee acknowledges that a breach of any of the covenants contained in this Article 4 or in the Proprietary Information Agreement may result in material irreparable injury to the Employer for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Employer shall be

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entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Article 4 or such other relief as may be required to enforce specifically any of the covenants in this Article 4.


                                    ARTICLE 5

                              RENEWAL; TERMINATION

         5.1 Renewal. After the initial term set forth in Section 1.1, this Agreement shall automatically continue until termination by either party on not less than 60 days' written notice to the other.

         5.2      Termination.

                  (a) This Agreement and Employee's employment hereunder may be terminated at any time by the mutual consent of the parties hereto.

                  (b) Employee's employment may be terminated by Employer for any reason (in addition to the reasons set forth in Section 5.2(c)), or for no reason, by Employer giving Employee thirty (30) days written notice of termination and, in such event, Employer shall make severance payments as provided in Section 5.3(a). If Employee voluntarily terminates his employment thereunder as a result of (i) a change in the location at which Employee is expected to perform his duties to a location outside of Santa Clara County, (ii) a decrease in compensation or benefits payable to Employee which is not applicable to Employer's executive employees generally, (iii) a material diminution of the duties assigned to Employee, (iv) a material breach of this Agreement (including the terms of the Management Bonus Plan attached as an Exhibit hereto) by Employer, which breach is not cured within thirty (30) days after written notice thereof by Employee, or (v) a change in the position or title of Employee, such termination shall be deemed to be a termination by Employer pursuant to this Section 5.2(b) and Employer shall make severance payments as provided in Section 5.3(a).

                  (c) Employee's employment hereunder may be terminated by Employer, effective upon written notice to Employee, in the event of:

                      (i) the willful commission by the Employee of any act or acts that are dishonest and demonstrably and materially injurious to the Employer, monetarily or otherwise;

                      (ii) the Employee is found guilty by a court of competent jurisdiction of any felonious act or acts involving moral turpitude;

                      (iii) a material breach of any of the covenants set forth in Article 4 of this Agreement; or


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                           (iv) the resignation by the Employee from his
         employment hereunder simultaneously with or following (A) his termination for any of the reasons set forth in subsections (i) - (iii) above, or (B) the occurrence of an event which if known to the Employer at the time of such resignation would constitute grounds for termination by Employer pursuant to subsections (i) - (iii) above.

         5.3      Effects of Termination.

                  (a) Upon a termination described in Section 5.2(b), Employer shall pay to Employee each month during the period of non-competition by Employee selected by Employer pursuant to Section 4.1(b) (but in no event for less than one (1) year or more than two (2) years), less applicable income tax withholding, one hundred percent (100%) of Employee's monthly salary in effect on the date of termination of Employee's regular employment hereunder, such amount to be payable in equal installments on the Company's normal payment date for employees beginning on the payment date next following the date of termination. In addition, vesting under the stock option referred to in Section 3.2(b), and in any subsequently granted stock options, shall be accelerated and such stock option(s) shall become immediately exercisable in full.

                  (b) If Employee is terminated for any reason other than as specified in 5.2(b), (i) the stock option referred to in Section 3.2(b), and any subsequently granted stock options, shall be exercisable only to the extent vested in accordance with their terms, (ii) Employee's eligibility for payments under the Management Bonus Plan and under any other employee benefit plan in which employee was then participating shall be prorated through the termination date and (iii) Employer shall have the option (exercisable within fifteen (15) days following the date of termination of employment), but not the obligation, to elect to continue the period of noncompetition by Employee for a period of up to two (2) years. In the event that Employer elects to continue the period of noncompetition as provided in this Section 5.3(b), Employer shall pay to Employee each month during the period of non-competition by Employee selected by Employer one hundred percent (100%) of Employee's monthly salary in effect on the date of termination of Employee's regular employment hereunder (less applicable income tax withholding), such amount to be payable in equal installments on the Company's normal payment date for employees beginning on the payment date next following the date of termination.

                  (c) Employee's employment under this Agreement will terminate upon his death and in such event his current salary and his eligibility for and right to payments under the Management Bonus Plan, if any, will be prorated as of the date of his death.

                  (d) In the event of Employee's permanent physical or mental disability or incapacity, this Agreement may be terminated by the Employer and Employee will be subject to and entitled to benefits under the Employer's disability plan, if any, as then in effect. In the event of such termination, Employee's current salary and his eligibility for and right to payments under the Management Bonus Plan, if any, will be prorated as of the date of such disability or incapacity.



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                                    ARTICLE 6

                               GENERAL PROVISIONS

         6.1 Successors; Binding Agreement. This Agreement shall not be assignable by Employee. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amount would still be payable hereunder if the Employee had continued to live, all such amounts, unless otherwise provided to the contrary herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee to whom the right to receive such payment shall have been effectively assigned or, if there is no such devisee, legatee or other designee, to the Employee's estate.

         6.2 Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing below, but each party may change his address by written notice in accordance with this Section . Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing. Notices shall be sent:

                  To Employer:                   Storage Dimensions, Inc.
                                                 c/o Capital Partners
                                                 One Pickwick Plaza, Suite 300
                                                 Greenwich, Connecticut 06830
                                                 Attention:  A. George Gebauer

                  To Employee:                   _________________________
                                                 _________________________
                                                 _________________________

         6.3 Amendment and Waiver. No provision of this Agreement may be amended, modified or discharged unless such amendment, modification or discharge is agreed to in writing and signed by the Employee and the Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.4 Partial Invalidity. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining term and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.


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         6.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         6.6 Inclusion of Entire Agreement Herein. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Employer, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

         6.7 Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Each of the Employer and the Employee hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any California State or federal court sitting in Santa Clara County, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the day and year first above written.


                                            STORAGE DIMENSIONS, INC.



                                            By: _______________________________


                                            Title:   Vice Chairman of the Board



                                            ___________________________________
                                            Employee Name




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                                  SCHEDULE ONE


1.       Employment Agreement with David A. Eeg dated December 26, 1992.

2.       Employment Agreement with Gene E. Bowles, Jr. dated December 26, 1992.

3.       Employment Agreement with Robert E. Bylin dated December 26, 1992.


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